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                                  EXHIBIT 99.1

                        ORDER AND ACKNOWLEDGEMENT FORM
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                             CHESTER BANCORP, INC.
                             ---------------------

              SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING

                    STOCK ORDER FORM INSTRUCTIONS AND GUIDE
                    ---------------------------------------


COMPLETING THE STOCK ORDER FORM
Information on this Stock Order Form will be mechanically scanned. As a result, it is important that the Stock Order Form be completed neatly and legibly. Please print in capital letters, using black or blue ink, within the confines of each box. Write one letter per box, from left to right, leaving one box blank for a space. Write dollar amounts in the appropriate boxes utilizing the commas and decimal places provided. Please see the example below.


First Name                    M.I.                     Last Name

_____________                 ____                     _________

You may mail your completed Stock Order Form, executed Certification Form, and full payment in the postage-paid envelope that has been provided, or you may deliver them to the main or any branch office of Chester Savings Bank, FSB ("Chester Savings"). Your properly completed original Stock Order Form (facsimile copies and photocopies will not be accepted) and executed Certification Form, and payment in full (or withdrawal authorization), at $10.00 per share, must be actually received by Chester Savings no later than Noon, Central Time, on September [day], 1996 or your order will become void. If you need further assistance, please call the Conversion Center at (618) [#] and ask for an EVEREN Securities, Inc. representative. An EVEREN Securities representative will be pleased to help you with the completion of your Stock Order Form and Certification Form or answer any questions you may have.

ITEM 1 INSTRUCTIONS
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Please check the box for the desired form of stock ownership.  The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your Chester Bancorp, Inc. common stock certificate. Stock ownership must be registered in one of the ways described under these guidelines. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Listed below are some general guidelines for stockholder registration.


INDIVIDUAL
Include the first name, middle initial, and the last name of the subscriber. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.


JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.


TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.


UNIFORM TRANSFER TO MINORS OR UNIFORM GIFT TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act ("UGTMA") or Uniform Transfer to Minors Act ("UTMA") of each state. There may be only one custodian and one minor designated on a stock certificate. The minor is the actual owner of the stock with the adult custodian responsible for the investment until the minor reaches legal age. The standard abbreviation for Custodian is "CUST". Standard
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U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, IL (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

1. The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporation's title before the individual.

2. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

3. A description of the document governing the relationship, such as a trust agreement or court order.

4. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

5. The name of the maker, donor, or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee UAD 10-1-87 for Susan Doe. The standard abbreviation for "Under Agreement Dated" is "UAD".

ITEM 2 INSTRUCTIONS
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Please complete Item 2 as fully and accurately as possible.  Please print in capital letters and use black or blue ink. Leave one blank box for a space. Please be certain to supply your social security or tax identification number as well as your daytime and evening telephone number(s). It may be necessary to call you if your order cannot be executed as given.


ITEM 3 INSTRUCTIONS
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Please check this box if you are a member of the National Associaition of
Securities Dealers, Inc. ("NASD") or if this item otherwise applies to you.


ITEM 4 INSTRUCTIONS
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Please check this box if you or any associate, as defined on the reverse side of the Stock Order Form, or person acting in concert with you, also defined on the reverse side of the Stock Order Form, has submitted another order for shares and complete the continuation of Item 4 on the reverse side of the Stock Order Form.


ITEM 5 INSTRUCTIONS
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Fill in the number of shares for which you wish to subscribe and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. Chester Bancorp, Inc. has reserved the right to reject the subscription of any order received in the Direct Community Offering, in whole or in part. The minimum number of shares that may be subscribed for is 25. No Stock Order Form will be accepted for fewer than 25 shares. The maximum number of shares which may be subscribed for by each person by himself or herself (except for orders by Chester Savings' tax-qualified employee stock benefit plans) is 40,000 shares, or $400,000. Also, no person (except for Chester Savings' tax-qualified employee stock benefit plans) by himself or herself or with an associate, and no group of persons acting in concert, may subscribe for or purchase more than 9.99% of the shares issued in the conversion. Please refer to Chester Bancorp, Inc.'s Prospectus under the caption "The Conversion" for complete instructions on purchase limitations applicable to all persons, their associates, and groups acting in concert with them.


ITEM 6 INSTRUCTIONS
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Please check this box if your method of payment is by cash, check, bank draft, or money order and fill in the boxes to the right of Item 6 with the total amount of cash, checks, bank drafts, and money orders submitted. Payment for shares may be made in cash only if delivered by you in person at Chester Savings' main or any branch office. Checks, bank drafts, or money orders should made payable to Chester Bancorp, Inc. Your funds will earn interest
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at the Savings Bank's passbook rate until the conversion is consummated or terminated. DO NOT MAIL CASH TO SUBSCRIBE FOR STOCK!

ITEM 7 INSTRUCTIONS
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Please check this box if you intend to pay for your stock by a withdrawal from a
Chester Savings deposit account. Supply the account number(s) and the total amount of your withdrawal authorization for each account in the boxes provided. The amount submitted under Item 6 (if applicable) when added to the amount withdrawn under Item 7 should equal the total amount of your stock purchase under Item 5. There will be no penalty assessed for early withdrawals from certificates of deposit used for stock purchases. SPECIAL ARRANGEMENTS MUST BE MADE IF USING AN INDIVIDUAL RETIREMENT ACCOUNT ("IRA") FOR STOCK PURCHASES. PLEASE CONTACT THE CONVERSION CENTER AT (618) [#] FOR INFORMATION REGARDING SUBSCRIPTIONS USING AN IRA.

ITEM 8 INSTRUCTIONS
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a. Please check this box to indicate whether you are a director or an officer of
   Chester Savings or a member of such person's immediate family. A person's immediate family consists of his or her spouse, parents, siblings, children or grandchildren; the parents and siblings of his or her spouse; and the spouses of his or her siblings or children.

b. Please check this box to indicate whether you are an employee of Chester Savings or a member of such person's immediate family.

c. Please check this box if you were:

   . A depositor of Chester Savings with a deposit balance of $50 or more on January 15, 1995 (Eligible Account Holder);

   . A depositor of Chester Savings with a deposit balance of $50 or more on June 30, 1996 ("Supplemental Eligible Account Holder"); and/or

   . A depositor of Chester Savings on [date], 1996 and/or a borrower of Chester Savings on BOTH [date] and August [day], 1996 ("Other Member").
                         ----

You must list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your subscription rights. Please list this account information on the reverse side of the Stock Order Form in the boxes provided.

ITEM 10 INSTRUCTIONS
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Please sign and date the Stock Order Form where indicated.  Review both documents carefully before you sign, including the acknowledgement on the Stock Order Form. Normally, only one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. ALL PERSONS LISTED IN ITEM 2 MUST SIGN THE CERTIFICATION FORM.

If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the special Conversion Center telephone number (618) [#] and ask for a representative of EVEREN Securities.

The Conversion Center is open between the hours of 8:00 A.M. and 5:00 P.M., Central Time, Monday through Friday.
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                                         Expiration Date:  September [day], 1996
                                                              Noon, Central Time

                                                               Conversion Center
                                                               1112 State Street
                                                              Chester, IL  62233
                                                                       (618) [#]



SUBSCRIPTION AND DIRECT COMMUNITY OFFERING STOCK ORDER FORM
Please read the Stock Order Form Instructions and Guide as you complete this form.


                               STOCK REGISTRATION

          Write one letter/number per box, beginning from the left. Leave one blank box for a space.

(1) Form of Stock Ownership: __Individual  __Joint tenants  __Tenants in common

    __Fiduciary   __UTMA     __IRA         __Corporation    __Partnership

    __Other____________



(2) Name(s) in which your stock is to be registered (PLEASE PRINT CLEARLY IN CAPITAL LETTERS. USE BLACK OR BLUE INK.)


    First Name_______________________      M.I.____      Last Name______________

    Joint  Name_________________________________________________________________

    Joint  Name_________________________________________________________________

    Address_____________________________________________________________________

    City______________________          State______  Zip Code_________

    County of Residence (First 8 Letters)____________________

    Social Security or Tax ID No.______________

    Daytime Phone________________      Evening Phone________________


(3) NASD AFFILIATION
    ___Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer, or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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(4) ASSOCIATES AND PERSONS ACTING IN CONCERT
    Check here, and complete the reverse side of this Stock Order Form, if you or any associates ("associate" is defined on the reverse side of this Stock Order Form) or persons acting in concert with you ("acting in concert" is defined on the reverse side of this Stock Order Form), have submitted other orders for shares in the Subscription and Direct Community Offering.

                                AMOUNT OF ORDER
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)

                              Subscription             Total
(5) Number of                     Price               Payment
     Shares      _______ x       $10.00  =              Due  $______________
    (mininum number 25)

                               METHOD OF PAYMENT
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)


(6) __Check, bank draft, or money order made payable                                              Cash/Check Amount
    to Chester Bancorp, Inc.  (Cash can be used only                                              $______________
    if presented in person at Chester
    Savings' main or
    any branch office).

(7) __The undersigned authorizes withdrawal from                 Account Number(s)                Amount
    this (these) account(s) at Chester Savings.                  _____________                    $______________
    If using an IRA account to subscribe for stock, please       _____________                    $______________
    call the Conversion Center immediately at                    _____________                    $______________
    (618) [#].  SPECIAL ADVANCE ARRANGEMENTS
    MUST BE MADE FOR IRA ACCOUNTS BY
    SEPTEMBER [DAY], 1996.

    TOTAL (must match Total Payment Due in Item #5 above)                                           $_____________


PURCHASER INFORMATION


(8)a__Check here if you are a director or an officer of Chester Savings or a member of such person's immediate family.

(8)b__Check here if you are an employee of Chester Savings or a member of such person's immediate family.

(8)c__Check here if you are an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member (including certain borrowers) of Chester Savings and enter information regarding these accounts on the reverse side of the Stock Order Form.

ACKNOWLEDGEMENT
(9) To be effective, this fully completed original Stock Order Form and executed Certification Form must be actually received by Chester Savings no later than Noon Central Time on September [day], 1996, unless extended; otherwise, this Stock Order Form and all subscription rights will be void. Completed original Stock Order Forms (facsimile copies and photocopies will not be accepted) and executed Certification Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Chester Savings or may be mailed to the Post Office Box indicated on the business reply envelope provided. ALL RIGHTS EXERCISABLE HEREUNDER ARE NON-TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS. THE UNDERSIGNED CERTIFIES THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE TRANSFER OR SALE OF MY (OUR) SUBSCRIPTION RIGHTS OR ANY FURTHER SALE OF THESE SHARES.

  It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Chester Savings described in the Chester Bancorp, Inc. Prospectus, receipt of which is hereby acknowledged at least 48 hours prior to the return of this Stock Order Form to Chester Savings. If the Plan of Conversion is not approved by the voting members of Chester Savings at a Special Meeting to be held on September [day], 1996 or an adjournment thereof, or if the minimum number of shares is not sold, all orders will be canceled and funds received as payment, with accrued interest at the Savings Bank's passbook rate, will be promptly returned.


SIGNATURE
(10)The undersigned agrees that after receipt by Chester Savings, this Stock Order Form may not be modified, withdrawn, or canceled without Chester
    Savings' consent unless the conversion is not consummated by [ ] [      ],
    1996, and if authorization to withdraw from a deposit account at Chester Savings has been given as payment for shares, the amount authorized for withdrawal will not be available for withdrawal by the undersigned.


    THE UNDERSIGNED ACKNOWLEDGES THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THE UNDERSIGNED ALSO ACKNOWLEDGES RECEIPT OF A PROSPECTUS DATED AUGUST [ ], 1996.

    Under penalty of perjury, I (we) certify that the Social Security or Tax ID Number and the information provided under items 2, 3, and 4 of this Stock Order Form are true, correct, and complete and that I am (we are) not subject to back-up withholding.


    Signature________________ Date________ Signature_____________  Date_________


    YOUR ORDER CANNOT BE PROCESSED WITHOUT AN EXECUTED CERTIFICATION FORM.

List below all other orders submitted by you or "associates" (as defined below) or by persons "acting in concert" (as defined below) with you.

Name(s) listed on the other Stock Order Form(s) Number of Shares Ordered

1._______________________________________________________

2._______________________________________________________

3._______________________________________________________

4._______________________________________________________


The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than Chester Bancorp or Chester Savings or a majority-owned subsidiary of Chester Bancorp or Chester Savings) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is director or officer of Chester Bancorp or Chester Savings or any subsidiary of Chester Bancorp or Chester Savings.

The term "acting in concert" is defined to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any employee stock benefit plan of will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. No director of Chester Bancorp, Inc. or Chester Savings shall be deemed to be acting in concert with any other director of Chester Bancorp, Inc. or Chester Savings solely by reason of their services in such capacities.


Item (8)c - continued

Account Title                            Account Number

1.___________________________________    ____________________

2.___________________________________    ____________________

3.___________________________________    ____________________

4.___________________________________    ____________________